UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 28, 2013

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON		98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of the Company established bonus goals, performance levels and award levels that may be earned during the fiscal year ending February 1, 2014 (“Fiscal Year 2013”) under the shareholder approved Nordstrom, Inc. Executive Management Bonus Plan (the “Bonus Plan”). Under the Bonus Plan, bonus awards are paid only when performance goals are achieved. The bonus target and maximum payments are expressed as a percentage of base salary and the bonus goals are consistent across roles.

For the Company’s Named Executive Officers as set forth in the Company’s proxy statement dated March 30, 2012 (the “NEOs”), the Fiscal Year 2013 bonus arrangements were established by the Committee as follows (Earnings before Interest and Taxes is referred to in the table below as “EBIT” and Return on Invested Capital is referred to as “ROIC”):

Named Executive Officer	Bonus Target As a % of Base Salary	Bonus Maximum As a % of Base Salary	Bonus Measures And Weighting
Blake W. Nordstrom President	200%	500%	EBIT with an ROIC Threshold: 100%
Peter E. Nordstrom EVP and President - Merchandising	200%	500%	EBIT with an ROIC Threshold: 100%
Erik B. Nordstrom EVP and President - Stores	200%	500%	EBIT with an ROIC Threshold: 100%
Michael G. Koppel EVP and Chief Financial Officer	90%	225%	EBIT with an ROIC Threshold: 100%
Daniel F. Little EVP and Chief Administrative Officer	80%	200%	EBIT with an ROIC Threshold: 100%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Dated: April 1, 2013